Exhibit 99.1

DTS Settles Legal Matters with Zoran Corporation

            AGOURA HILLS, CA – June 22, 2009 – DTS (Nasdaq: DTSI), today announced it has settled all of its outstanding legal matters with Zoran Corporation.  As a result, Zoran has entered into a new DTS license agreement for DTS technologies required for both DVD-Video and Blu-ray products, including DTS-HD Master Audio.

“We are pleased to have reached a positive resolution to our dispute and litigation with Zoran.  Importantly, the settlement provides for the continued protection of consumers, DTS licensees, and DTS’ intellectual property, contributing to the healthy growth of the exciting high definition Blu-ray format.  We believe that our investment in pursuing these matters was critical to support our long-term interests and those of our licensee partners, and are satisfied that the net result of the settlement will have a modestly positive impact on our financials,” commented Jon Kirchner, President and CEO of DTS, Inc. “We are also pleased to announce that Zoran is once again a licensee and look forward to certifying their integrated circuits as they become available.”

About DTS, Inc
DTS, Inc. (NASDAQ: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of multi-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Blu-ray Disc and Surround Music software. Founded in 1993, DTS’ corporate headquarters are located in Agoura Hills, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc.

Investor Contacts:	Press Contact:
Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-827-2279
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the duration, expense and outcome of the legal proceedings with Zoran Corporation, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.